Exhibit 10.83

SHARE PURCHASE AGREEMENT

            THIS SHARE PURCHASE AGREEMENT (“agreement”) is made and entered into the 31st day of March, 2005, by and between HOST AMERICA CORPORATION, Seller and T.E.D. Corporation, Purchaser.

            WITNESSETH:
            WHEREAS, Seller owns and desires to sell, and Purchaser desires to purchase, all of the issued and outstanding capital shares of the Selectforce, Inc., (“Selectforce, Inc.”) a Colorado corporation  (the “shares”), in accordance with and subject to the terms and provisions of this agreement.

            NOW, THEREFORE, in consideration of the mutual agreements contained in this agreement, and intending to be legally bound, the parties agree as follows:

            (A)       Purchase and sale of shares

            At the closing (as defined in section (C) of this agreement), Seller shall sell to Purchaser, all its shares of SelectForce, Inc., a Colorado Corporation.

            (B)       Purchase price: Closing Adjustment

            (1)       Purchase Price. In consideration for the Purchase, the Buyer shall pay an amount equal to $2,070,000.00 (the “Purchase Price”) to Purchaser at the Closing. The Purchase Price shall be allocated as follows:

            (a)       Cash Consideration. An amount equal to $896,482 in currently available funds (the “Cash Consideration”) by wire transfer and/or bank or certified check in accordance with instructions to be provided by the Seller.

            (b)       Debt Forgiveness. As of the date hereof, SelectForce, Inc. has loaned Seller the amount of $973,518 (“the Host indebtedness”), which Host indebtedness is represented by book entry in the financial records of both Seller and SelectForce. Upon consummation of the Purchase, said Host indebtedness shall be considered fully paid and any obligation of Seller to repay such Host indebtedness shall terminate. The parties hereto accept, agree and acknowledge that Seller has no other indebtedness, obligations or similar type items of any kind owing to SelectForce.

            (c)        Assumption if Indebtedness. As of the date hereof, Seller is indebted to SD IRA-FBO Norena P. Walker SEP IRA (the “IRA”) in the amount of $300,000 (the “Walker Indebtedness”), which Walker indebtedness is represented by Promissory Note dated December 27, 2002 in the principal amount of $300,000 (the “Note”). In connection with the Purchase, the originally signed Note shall be delivered to Seller for cancellation and Seller shall issue a replacement note to the IRA in the amount of $100,000  (the “Replacement Note”), which Replacement Note shall be in terms, form, substance and content identical to that of the Note. Upon consummation of the Purchase, said Note shall be considered fully paid and any obligation of Seller to repay said Note shall be considered fully paid and any obligation of Seller to repay such Note shall terminate, except for any accrued but unpaid interest on the Note which shall be repaid in full with the regularly scheduled interest payment on the Replacement Note on June 30, 2005.

            (C)       Closing

            The closing of the transaction contemplated by this agreement(the “closing”) shall take place via exchange by mail after all conditions set forth in sections (G) and (H) of this agreement have been satisfied or waived as provided therein, or at such other time, date, or place upon which all parties shall agree in writing (the “closing date”), but in no event shall the closing date be later than the 30th day of June, 2005. If the closing shall not take place on the closing date, which shall in any event be not later than the 30th day of June, 2005, then the party or parties not at fault shall, in addition to all other rights and remedies available at law, in equity, or under this agreement may terminate this agreement. Each party to this agreement covenants and agrees that it shall use all reasonable efforts to close the transactions contemplated by this agreement on the closing date, but in no event later than the 30th day of June, 2005. At the closing, concurrently with the discharge of the other parties’ respective closing obligations:

            (1)       Seller shall deliver to Purchaser: (a) the certificates representing the shares, duly endorsed in blank or with shares powers attached thereto duly signed in blank, free of any notation of any adverse claims, conveying to Purchaser good and marketable title to the shares, free and clear of all liens, claims, charges, pledges, rights, and encumbrances of any nature whatsoever; (b) the resignations of such directors of the corporation as shall have been designated by Purchaser in accordance with section (G)(4) of this agreement; (c) certificates from the Secretary of State of Oklahoma and from the Colorado equivalent certifying that the corporation is in good standing as a corporation under the laws of Colorado; and (d) all minute books, corporate seals, and shares transfer records of the corporation; and

            (2)       Purchaser’s closing items

            Purchaser shall deliver to the Seller: (a) properly executed documents to Seller per the terms set forth herein at paragraph B.

            (D)       Representations and Warranties of the Seller

            The Seller represents and warrants to Purchaser, and acknowledges that Purchaser relies on such representations and warranties in entering into and proceeding under this agreement, that (Parties acknowledge that Tammi Didlot was President and CEO of SelectForce, Inc. prior to the consummation of this transaction):

            (1)       SelectForce, Inc. is a corporation, duly organized, validly existing, and in good standing under the laws of Colorado except that SelectForce, Inc. failed to file its annual report due for 2004. Said filing will be accomplished within thirty (30) days and Host America Corporation will pay any penalty or other cost associated with the delinquency. The corporation has full corporate power and authority to own or hold under lease the properties it now owns or holds under lease and to carry on the business presently being conducted by it, and the Seller has power and authority to enter into this agreement and all other agreements contemplated by this agreement and to consummate the transactions contemplated hereunder and thereunder.

            (2)       Authorization, execution, and delivery of this agreement by SelectForce, Inc.

            The execution and delivery by the Seller of this agreement will not conflict with or constitute a violation, breach, or default under any material contract, trust agreement, mortgage, indenture, or other agreement or instrument to which SelectForce, Inc. or Seller is a party or by which either of them is bound or to which SelectForce, Inc. or any subsidiary or any of the properties of any of them is subject.

            (3)       Articles of incorporation and bylaws

            Attached as schedule “A” to this agreement are true and correct copies of the articles of incorporation of SelectForce, Inc., certified by the Secretary of State of Colorado. Attached as schedule “B” to this agreement are true and correct copies of the bylaws of the corporation and each subsidiary, certified by the respective secretaries of the corporation and each subsidiary to be true and correct copies of the bylaws of the corporation and each subsidiary.

            (4)       Capitalization

            The authorized capital shares of the corporation consists of common shares without par value of which 100 shares are authorized and 100 shares are issued and outstanding (the “common shares”). All of the shares have been validly issued and are fully paid and nonassessable. Neither  the Seller or the corporation has any outstanding subscription, option, warrant, call, or commitment of any character relating to the shares, and the corporation has not issued any securities exchangeable for or convertible into the shares.

            (5)       Ownership of stocks

            The Seller is the true and lawful owner of the stocks of SelectForce, Inc. and, as of the date of this agreement and at the closing, has and will have full right, power, and authority to sell, transfer, and deliver the shares to Purchaser. The Seller has no knowledge of any adverse claims affecting his, her, or its stocks or the stocks or the stocks owned by any other stockholder, and  there are no notations of any security interests, mortgage, adverse claims, liens, or encumbrances of any nature or description whatsoever.

            (6)       Consents of the corporation

            No provisions of the articles of incorporation or bylaws of the corporation or any subsidiary or of any contract, trust agreement, mortgage, indenture, or other agreement or instrument to which the corporation  is a party or by which it is bound or to which the corporation or any of its properties is subject requires the consent or authorization of any other person or entity as a condition precedent to the consummation of the transactions contemplated by this agreement

            (7)       Accuracy

            No representation or warranty made by the Seller in this agreement and no statement made by it or on its behalf in any certificate, document, exhibit, or schedule furnished or to be furnished in connection with the transactions herein contemplated contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation or warranty or any such statement not misleading to Purchaser.

            (E)       Representations and warranties of Purchaser

            Purchaser represents and warrants  to the Seller, and acknowledges that the Seller relies on such representatives and warranties in entering into and proceeding under this agreement, that:

            (1)       Authorization, execution, an delivery of this agreement

            This agreement has been duly authorized by Purchaser and has been duly executed and delivered by Purchaser.

            (2)       T.E.D. Corp. is a corporation, duly organized, validly existing, and in good standing under the laws of Oklahoma. The corporation has full corporate power and authority to own or hold under lease the properties it now owns or holds under lease and to carry on the business presently being conducted by it, and the Purchase has power and authority to enter into this agreement and all other agreements contemplated by this agreement and to consummate the transactions contemplated hereunder and thereunder.

            (3)       Authorization, execution, and delivery of this agreement by SelectForce, Inc.

            The execution and delivery by the Purchaser of this agreement will not conflict with or constitute a violation, breach, or default under any material contract, trust agreement, mortgage, indenture, or other agreement or instrument to which T.E.D. Corp. or Purchaser is a party or by which either of them is bound or to which SelectForce, Inc. or any subsidiary or any of the properties of any of them is subject.

            (4)       Consents

            No provision of the articles of incorporation or bylaws of Purchaser or of any material contract, trust agreement, mortgage, indenture, or other agreement or instrument to which Purchaser is a party or by which it is bound or to which Purchaser is subject requires the consent or authorization of any other person or entity as a condition precedent to the consummation of the transactions contemplated hereby.

            (5)       Articles of incorporation and bylaws

            Attached as schedule “C” to this agreement are true and correct copies of the articles of incorporation of T.E.D. Corp., certified by the Secretary of State of Oklahoma.

            (6)       Examination of properties and records

            Purchaser has examined and is familiar with the property, plant, function, and equipment of the SelectForce, Inc. and its current condition. Purchaser has received or has examined to its satisfaction all documents requested by Purchaser and is satisfied with the content thereof.

            (7)       Accuracy

            No representation or warranty made by the Purchaser in this agreement and no statement made by it or on its behalf in any certificate, document, exhibit, or schedule furnished or to be furnished in connection with the transactions herein contemplated contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation or warranty or any such statement not misleading to Seller.

            (F)       Circumstances prior to closing

            It being acknowledged that Purchaser’s principal, Tammi Didlot, is currently in day to day operational control of SelectForce, Inc., from the date of this agreement until the closing date, Purchaser shall promptly notify the Seller, upon receipt of actual notice or knowledge of any fact which would make any representation or warranty contained in this agreement untrue in any material respect.

            (1)       Obligations of the Seller prior to closing

            From the date of this agreement until the closing date, the Seller shall use all reasonable efforts to cause the corporation to:

            (a)       Afford Purchaser, its accountants, counsel, and other representatives free and reasonable access during normal business hours to the offices, equipment, property, records, files, contracts, agreements, books of account, minute books, deeds, insurance policies, tax returns, and records and files of every nature of the corporation and subsidiaries and furnish Purchaser with all information concerning the business and properties of the corporation as Purchaser shall reasonably request;

            (b)       Conduct the business of the corporation  in the ordinary course and in accordance with its historical practices, preserve the business organization intact, retain substantially as at present its employees, and preserve the goodwill of its suppliers, customers, and others having business relations with it;

            (c)        Continue in force all policies of insurance, bonds, surety contracts, or guaranties set forth in any schedule to this agreement;

            (d)       Except as required by collective bargaining agreements or in accordance with SelectForce, Inc.’s historical practices, not increase the rate of compensation, bonus, or any other benefit to any employee without prior written consent of Purchaser, or grant any salary increases, or enter into any employment agreement between SelectForce, Inc. and any person providing for the payment of $12,000.00 or more per year unless the corporation  has the right to terminate such employment agreement without liability;

            (e)       Not amend the articles of incorporation or bylaws of the corporation or any subsidiary without the written consent of Purchaser;

            (f)         Not declare or pay any dividends;

            (g)       Not knowingly take any action or omit to take any action which will result in the material violation by SelectForce, Inc. of any law applicable to this transaction or cause a material breach by SelectForce, Inc. of any of the representative and warranties of the corporation and shareholders set forth in this agreement or any material lease, agreement, contract or commitment to which SelectForce, Inc. is a party;

            (h)        Obtain all consents by third parties required to be obtained by SelectForce, Inc. or by shareholders with respect to its performance of this agreement and cooperate fully with Purchaser in connection with Purchaser’s requests of applications for the governmental authorizations, if any, which are necessary for Purchaser’s ownership and operation of the corporation’s business following the closing; and

            (i)         Give Purchaser written notification of any changes taking place after the delivery of any schedules and other schedules or documents which would have been reflected in such schedules or documents had such changes occurred prior to the time such documents were first delivered.

            (2)       Obligations of Purchaser prior to closing

            From the date of his agreement until the closing date, Purchaser shall:

            (a)       Not knowingly take any action or omit to take any action which will result in the material violation by Purchaser of any law applicable to this transaction or cause a material breach by Purchaser of any of the representations and warranties of Purchaser set forth in this agreement; and

            (b)       Use all reasonable efforts to obtain all consents by third parties and all governmental authorizations, if any, which are necessary for Purchaser’s ownership and operation of the corporation’s and subsidiaries’ businesses following the closing.

            (G)       Conditions to Purchaser’s obligations

            The obligation of Purchaser to consummate on the closing date the transactions contemplated by this agreement will be subject to the satisfaction of each of the following conditions by the time required but no later than on or prior to the closing date, unless expressly waived by Purchaser:

            (1)       Representations and warranties

            The representations and warranties of the Seller contained in section D of this agreement shall be true and correct in all material respects on and as of the closing date as if made on and as of the closing date, except for changes resulting from the ordinary course of Purchaser’s business or as contemplated in this agreement.

            (2)       Performance of this agreement

            The Seller shall have performed and observed in all material respects the covenants, conditions, and obligations as set forth in this agreement prior to or on the closing date.

            (3)       Litigation

            Except as may have been caused by or because of the actions of Tammi Didlot, no action or proceeding shall have been instituted or threatened against the Seller or the corporation which reasonably could have a material and adverse effect on the business of the corporation; no action or proceeding shall have been instituted or threatened against any of the parties to this agreement or instituted or threatened against any parties to this agreement or their director or officers, before any court or governmental department, agency, or commission to restrain or prohibit, or to obtain substantial damages in respect of , this agreement or the consummation of the transactions contemplated hereby; and no party to this agreement shall have received written notice from any court or governmental department, agency, or commission of its intention to institute any action or proceeding to restrain or enjoin or commence any investigation (other than a routine letter of inquiry) into the consummation of this agreement and the transactions contemplated hereby or to nullify or render ineffective this agreement or such transactions if consummated, which in the opinion of Purchaser would make it inadvisable to consummate such transaction; provided, that in the event such an investigation is instituted, this agreement may not be abandoned by Purchaser for a period of 120 days (but consummation hereof shall be delayed during such period), and may not be abandoned thereafter except upon advice of counsel that there is a reasonable probability that such and investigation may result in an action or proceeding of the type described in the second clause of this paragraph (G)(4).

            (4)       Resignations of directors

            Purchaser shall have receive the written resignations, effective as of the closing date, of such directors of the corporation as shall have been designated by Purchaser to the corporation.

            (5)       Delivery of certificates

            The stockholders shall have tendered certificates representing all of the stock.

            (H)       Conditions of the Seller’s obligations

            The obligation of the Seller to consummate on the closing date the transactions contemplated by this agreement will be subject to the satisfaction of each of the following conditions at the time required but no later than on or prior to the closing date, unless expressly waived by the shareholders’ representative:

            (1)       Representations and warranties

            The representations and warranties of Purchaser contained in section (E) of this agreement shall be true and correct in all material respects on and as of the closing date as if made on and as of the closing date, except for changes resulting from the ordinary course of Purchaser’s business or as contemplated by this agreement.

            (2)       Performance of this agreement

            Purchaser shall have performed and observed in all material respects their covenants, conditions, and obligations as set forth in this agreement prior to or on the closing date.

            (3)       Litigation

            No action or proceeding shall have been instituted against Purchaser which reasonably could have a material and adverse effect on its businesses; no action or proceeding shall have been instituted or threatened against any of the parties to this agreement, before any court or governmental department, agency, or commission to restrain or prohibit, or to obtain substantial damages in respect of, this agreement or the consummation of the transactions contemplated hereby; and neither Purchaser, the corporation, nor shareholders shall have received written notice from any court or governmental department, agency, or commission of its intention to institute any action or proceeding to restrain or enjoin or commence any investigation (other than a routine letter of injury) into the consummation of this agreement and the transactions contemplated hereby or to nullify or render ineffective this agreement or such transactions if consummated, which in the opinion of the corporation and the shareholders’ representative would make it inadvisable to consummate such transactions; provided that in the event such an investigation is instituted, this agreement may not be abandoned by the corporation and shareholders for a period of 120 days (but consummation hereof shall be delayed during such period), and may not be abandoned thereafter, except upon advise of counsel to the Seller that there is a reasonable probability that such and investigation may result in an action or proceeding of the type described in the second clause of this section (H)(4).

            (I)         Survival of representatives, warranties, and covenants

            All representatives, warranties, and covenants by any party to this agreement contained in this agreement or in any certificate or other instrument delivered by or on behalf of any party pursuant to this agreement shall be continuous and shall survive the closing date, except that (1) the representations and warranties set forth in section (D)(6) of this agreement shall survive in perpetuity; and (2) Purchaser’s covenant set forth in section (M)(2) of this agreement shall survive in perpetuity if the transactions contemplated by this agreement are not consummated.

            (J)        Indemnification

            (1)       Indemnification by Seller

            After the closing date, Seller, shall, as to those representations, warranties, covenants and agreements which are herein made or agreed to by the Seller, indemnify in writing and hold harmless Purchaser against and in respect of:

            (a)       Any damage, deficiency, or cost resulting from any misrepresentation or breach of warranty of any nonfulfillment of any covenant or agreement on the part of the Seller under this agreement; and

            (b)       Any claim, action, suit, proceeding, demand, judgement, assessment, cost, and expense, including reasonable counsel fees, incident to any of the foregoing.

            Seller shall reimburse Purchaser for any liabilities, damages, deficiencies, claims, actions, suits, proceedings, demands, judgments, assessments, cost, and expenses to which this section (J)(1) is related only if a claim for indemnification is made by Purchaser prior to the fifth anniversary of the closing date except for claims described in section (I)(1) of this agreement. Such indemnification shall apply to all claims of any amount made under this section (J)(1).

            (2)       Indemnification by Purchaser

            After the closing date, Purchaser shall, as to those representations and warranties, covenants, and agreements which are herein made or agreed to by Purchaser, indemnify in writing and hold harmless Seller against and in respect of:

            (a)       Any damage, deficiency, or costs resulting from any misrepresentation or breach of warranty or any nonfulfillment of any covenant or agreement on the part of Purchaser under this agreement; and

            (b)       Any claim, action, suit, proceeding, demand, judgement, assessment, cost, and expense, including reasonable counsel fees, incident to any of the foregoing.

            Purchaser shall reimburse Seller for any liabilities, damages, deficiencies, claims, actions, suits, proceedings, demands, judgements, assessments, costs, and expenses to which this section (J)(2) relates only if a claim for indemnification is made by Seller prior to the 2nd anniversary date of the closing, except for claims described in section (I)(2) on this agreement. Such indemnification shall apply to all claims of nay amount made under this section (J)(2).

            (3) Indemnification procedure

            A party seeking indemnification (the “indemnitee”) shall use all reasonable efforts to minimize any liabilities, damages, deficiencies, claims, judgments, assessments, costs, and expenses (including without limitation taxes and attorney fees) in respect of which indemnity may be sought under this agreement. The indemnitee shall give prompt written notice to the party from whom indemnification is sought (the “indemnitor”) of the assertion of a claim for indemnification but in no event later than (a) 30 days after service of process in the event litigation is commenced against the indemnitee by a third party, or (b) 30 days after the indemnitee becomes aware of circumstances, not involving the commencement of litigation by a third party, which may give rise to a claim for indemnification. No such notice of assertion of a claim shall satisfy the requirements of this section (J)(3) unless it describes in reasonable detail and in good faith the facts and circumstances upon which the asserted claim for indemnification is made, to the extent known to Purchaser. The indemnitee shall consult with the indemnitor with respect to the payment, settlement, or defense of any claim, action, suit, proceeding, or demand. If any action or proceeding shall be brought against the indemnitee in connection with any liability or claim to b indemnified hereunder, the indemnitee shall provide the indemnitor a period of 30 days to decide whether to defend such liability or claim. During such period the indemnitee shall take all reasonable steps to protect the interests of itself and the indemnitor, including the filing of necessary responsive pleadings, the seeking of emergency relief, or other action necessary to maintain the status quo, subject to reimbursement form the indemnitor of its expenses in doing so. If the indemnitor determines that it shall defend such action or proceeding, the indemnitor shall defend such action or proceeding at its expense, using counsel selected by any insurance company insuring against any such claim and undertaking to defend such claim, or by other counsel selected by the indemnitor and approved by the indemnitee, which approval shall not be unreasonably withheld or delayed.  The indemnitor shall keep the indemnitee fully advised at all times as to the status of the defense and shall consult with the indemnitee prior to settlement of any indemnified matter. In the event the indemnitee has a claim or claims against any third party growing out of or connected with the indemnified matter, then upon receipt of indemnification, the indemnitee shall fully assign to the indemnitor the entire claim or claims and the indemnitor shall thereupon be subrogated with respect to such claim or claims of the indemnitee.

            (4)       Tax benefits

            If any liability for taxes with respect to which Purchaser is entitled to indemnification from the Seller hereunder results from the disallowance of any claimed deduction or credit, or from the shifting of any item of income from one taxable period to another taxable period, the amount of indemnification to which Purchaser is entitled shall be computed after taking into consideration any resulting tax benefit accruing to Purchaser.

            (K)       Records and further assurances

            From time to time prior to or at the closing, the Seller will execute all such instruments and will take all such actions as Purchaser, being advised by counsel, shall reasonably request in connection with carrying out and effectuating the intent and purpose hereof and all transactions and things contemplated by this agreement, hereof and all transactions an things contemplated by this agreement, including, without limitation, the execution and delivery of any and all confirmatory and other instruments in addition to those to be delivered on the closing date, and any and all actions which may reasonably be necessary or desirable to complete the transactions contemplated hereby. After the closing date, Purchaser shall make available to the shareholders’ representative on reasonable request such books and records shall be retained by Purchaser for a period of 10 years; provided, however, that after 3 years any portion of such books and records may be destroyed, in whole or in part, by Purchaser upon 30 days’ notice to the Seller, unless the Seller shall object, in which event the Seller shall be given such records in lieu of destruction thereof.

            (L)       Abandonment of agreement

            This agreement may be terminated at any time prior to the closing date, by:

            (1)       The mutual consent of Purchaser and the Seller; or

            (2)       The Seller, if any of the conditions provided in section (H) of this agreement have not been met by the time required and have not been waived; or

            (3)       The Purchaser, if any of the conditions provided in section (G) of this agreement have not been met by the time required and have not been waived.

            (M)      Confidentiality

            (1)       Prior to closing date

            Unless and until the closing of the transactions contemplated by this agreement shall have occurred, and except as may be otherwise required by applicable law, the Seller and Purchaser shall cause their employees, agents, and representatives to, maintain in confidence and not otherwise use information, documents, and data furnished to them, or to any person or entity on their behalf.

            (2)       Failure to close

            If the closing of the transactions contemplated by this agreement does not occur by the 30th day of June, 2005, Purchaser shall return to the Seller or destroy all written information, documents, and data furnished to Purchaser or to any person or entity on its behalf and all copies thereof. Notwithstanding anything else in this agreement to the contrary, in the event the transactions contemplated by this agreement do not close, Purchaser’s agreement to maintain in confidence all information received by Purchaser from the Seller shall continue in perpetuity and none of such information shall be used by Purchaser, its employees, agents, or representatives in the business operations of any such person, except to the extent that such information is elsewhere available to the public or otherwise rightfully obtained without violation of Purchaser’s covenant of confidentiality contained in this section (M).

            (3)       Remedies

            Purchaser hereby acknowledges that there may not be an adequate remedy at law for the breach of this section (M) and that, in addition to any other remedies available to the Seller injunctive relief may be granted to the corporation or shareholders for such breach.

            (N)       Covenant Not To Compete

            It being agreed that the goodwill of SelectForce, Inc. is an essential consideration for the execution of this Share Purchase Agreement by Purchaser, the Seller and each of the principals and officers of Seller covenant that it/he/she will not directly or indirectly, individually or as an officer, director, or agent of any corporation or firm, engage, have an interest in or permit its/his/her name to be used in connection with the ownership, management, operation or control of, or be connected in any manner with any employment screening business that directly or indirectly competes or would directly or indirectly compete with SelectForce, Inc. as it currently exists and operates in the state of Oklahoma for a period of two (2) years from and after the date of Closing. Purchaser hereby acknowledges that there may not be an adequate remedy at law for the breach of this section (N) and that, in addition to any other remedies available to the Purchaser injunctive relief may be granted to the corporation or shareholders for such breach.

            (O)       Notices

            All notices, requests, consents, and other communications hereunder shall be in writing and shall be mailed by first class, registered, or certified mail, postage prepaid, or sent via overnight courier service or delivered personally:

            If to Seller, to:

            Geoffrey Ramsey
            2 Broadway
            Hamden, CT 06518-0297

            If to Purchaser, to:

            Tammi Didlot
            200 NW 66th Street, Suite 972
            Norman, OK 73116

            (P)       Remedies

            The Seller and Purchaser represent and acknowledge that the failure of any party of carry out his or her obligation to consummate the transactions contemplated by this agreement on the closing date would cause irreparable injury to the other parties to this agreement. The Seller and Purchaser accordingly agree that, in addition to any other remedies available to any party, any such failure by any party to perform this agreement which constitutes a breach of the party’s representations, warranties, or covenants contained herein shall be subject to the remedy of specific performance.

            (Q)       Consent to jurisdiction

            As to disputes between or involving Purchaser, and Seller under this agreement, each party consents to the jurisdiction of the district court of Oklahoma County, Oklahoma and waives personal service of any and all process upon it, and consents that all such service of process may be made by registered mail, return receipt requested postage prepaid, directed to parties at the address provided in section (N) of this agreement, and service so made shall be deemed to be completed three days after the same shall have been posted as aforesaid. Seller waives any objection to venue or jurisdiction of any action constituted hereunder.

            (R)       Parties in interest

            All covenants and agreements contained in this agreement by or on behalf of any of the parties to this agreement shall bind and inure to the benefit of their respective heirs, executors, successors, and assigns, whether so expressed or not. No party to this agreement may, however, assign its rights or delegate its obligations under this agreement to any other person or entity without the express prior written consent of the other parties. Following the closing date, any reference in this agreement to the Seller shall mean and include, whether so expressed or not, the Seller’s successors or assigns.

            (S)       Construction; governing law

            The table of contents and section headings contained in this agreement are inserted as a matter of convenience and shall not affect in any way the construction of the terms of this agreement. This agreement shall be construed in accordance with and governed by the laws of Oklahoma.

            (T)       Entire agreement; amendment and waiver

            This agreement, including the schedules hereto, constitutes and contains the entire agreement of the parties with respect to the transactions contemplated hereby and supersedes any prior writing by the parties. The parties may, by mutual agreement in writing, amend this agreement in any respect, and any party, as to such party, may in writing (1) extend the time for the performance of any obligations of any other party; (2) waive nay inaccuracies in representations and warranties by any other party; (3) waive performance of any obligations by any other party; and (4) waive the fulfillment of any condition that is precedent to the performance by such party of any of its obligations hereunder. No such waiver shall be deemed to constitute the waiver of any other breach of the same or of any other term or condition of this agreement.

            (U)       Severability

            If any provision of this agreement or the application thereof to any person or circumstance shall to any extent be held in any proceeding to be invalid or unenforceable, the remainder of this agreement, or the application of such provision to persons or circumstances other than those to which it was held to be valid and enforceable to the fullest extent permitted by law, but only if and to the extent such enforcement would not materially and adversely frustrate the parties’ essential objectives as expressed herein.

            (V)       Counterparts

            This agreement may be executed concurrently in one or more counterparts, any one of which need not contain the signature of more than one party but all of which taken together shall constitute one and the same agreement.

            (W)      Expenses

            Each party to this agreement shall pay any and all fees and expenses that such party may incur in connection with the negotiation, execution, or closing of this agreement and the other transactions contemplated by this agreement.

            (X)       Schedules

            The schedules attached to this agreement constitute a part of this agreement and are incorporated by reference in their entirety as if fully set forth in this agreement at the point where first mentioned.

            (Y)       Time of essence

            Time is of the essence to the performance of the obligations set forth in this agreement.

            IN WITNESS WHEREOF, the corporation, stockholders, and Purchaser have executed this agreement as of the day and year first written above.

HOST AMERICA CORPORATION

/s/ David J. Murphy Name: David J. Murphy Title: Vice President

STATE OF CORPORATION COUNTY OF NEW HAVEN	) ) ss: Hamden )

            Before me, a notary public, in and for said County and State, on this 31st day of March, 2005 personally appeared David J. Murphy, the Executive Vice President of Host America Corporation, Seller, to me known to be identical person who executed the within and foregoing instrument, and acknowledged to me that he executed the same as his free and voluntary act and deed for the uses and purposes therein set forth.

/s/ NOTARY PUBLIC

PURCHASER

T.E.D. CORPORATION

/s/ Tammi Didlot Tammi Didlot, President

STATE OF OKLAHOMA COUNTY OF JACKSON	) ) ss: )

            Before me, a notary public, in and for said County and State, on this 31st day of March, 2005 personally appeared Tammi Didlot, President of T.E.D. Corp., Purchaser, to me known to be identical person who executed the within and foregoing instrument, and acknowledged to me that she executed the same as her free and voluntary act and deed for the uses and purposes therein set forth.

/s/ NOTARY PUBLIC

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